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                                                                   Exhibit 10.19

                         [LETTERHEAD OF UNITED ARTISTS]



May 12, 1998


Mr. Kurt C Hall
United Artists Theatre Circuit, Inc.
9110 E. Nichols Avenue, Suite 200
Englewood, Colorado 80112

   Re:  United Artists Theatre Circuit, Inc. (the "Company")
        Amendment to Employment Agreement

Dear Mr. Hall:

On or about February 21, 1997, you and the Company entered into an Employment Agreement. The purpose of this letter is to confirm our understanding of certain amendments to the Employment Agreement. For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, it has been agreed to amend the Employment Agreement as follows:

     1. As set forth in the Employment Agreement, the Term of Employment is scheduled to expire on September 30, 2000. The Term of Employment, as defined in the Employment Agreement, is extended to December 31, 2000, and on December 31, 2000 and on every second December 31 thereafter it shall be deemed that the Term of Employment has been extended by two years, unless, prior to any such extension date, either you or the Company notify the other to the contrary.

     2. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

If this letter accurately sets forth your understanding of the matters discussed herein, please so signify by signing in the space provided and returning a copy to the undersigned.

Very truly yours,

UNITED ARTISTS THEATRE CIRCUIT, INC.

By: /s/ John Boyle
   ------------------------------------
   John Boyle, Chairman of the Board

ACCEPTED:

 /s/ Kurt C. Hall
---------------------------------------
  Kurt C. Hall